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                                                                     EXHIBIT 5.1

                Stradling Yocca Carlson & Rauth
                   A PROFESSIONAL CORPORATION           SAN FRANCISCO OFFICE
                        ATTORNEYS AT LAW                44 MONTGOMERY STREET,
              660 NEWPORT CENTER DRIVE, SUITE 1600           SUITE 4200
                  NEWPORT BEACH, CA 92660-6422        SAN FRANCISCO, CALIFORNIA
                    TELEPHONE (949) 725-4000                    94104
                    FACSIMILE (949) 725-4100          TELEPHONE  (415) 283-2240
                                                      FACSIMILE  (415) 283-2255

                                                        SANTA BARBARA OFFICE
                                                          302 OLIVE STREET
                                                      SANTA BARBARA, CALIFORNIA
                                                                93101
                                                      TELEPHONE (805) 564-0065
                                                      FACSIMILE (805) 564-1044


                               December 4, 2001

SourcingLink.net, Inc.
16855 West Bernardo Drive, Suite 260
San Diego, California  92127

     Re:  Registration Statement on Form S-8


Dear Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by SourcingLink.net, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 750,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's 1999 Stock Incentive Plan (the "Plan").

     We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

     Based on the foregoing, it is our opinion that the 750,000 shares of Common Stock to be issued under the Plan against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   STRADLING YOCCA CARLSON & RAUTH



                                   /s/ Stradling Yocca Carlson & Rauth